Exhibit 99.01

Valero Energy Reports 2020 Fourth Quarter and Full Year Results and
Declares Regular Cash Dividend on Common Stock

•Reported a net loss attributable to Valero stockholders of $359 million, or $0.88 per share, for the fourth quarter and $1.4 billion, or $3.50 per share, for the year.
•Reported an adjusted net loss attributable to Valero stockholders of $429 million, or $1.06 per share, for the fourth quarter and $1.3 billion, or $3.12 per share, for the year.
•Returned $400 million in cash to stockholders through dividends in the fourth quarter and $1.8 billion through dividends and stock buybacks in the year.
•Declared a regular quarterly cash dividend of $0.98 per share.
•Completed and started up the St. Charles Alkylation unit on schedule and under budget.
•Approved a new 470 million gallons per year renewable diesel plant at Valero’s Port Arthur refinery (DGD 3), which is expected to commence operations in 2023.

SAN ANTONIO, January 28, 2021 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported a net loss attributable to Valero stockholders of $359 million, or $0.88 per share, for the fourth quarter of 2020, compared to net income of $1.1 billion, or $2.58 per share, for the fourth quarter of 2019. Excluding the adjustments shown in the accompanying earnings release tables, the adjusted net loss attributable to Valero stockholders was $429 million, or $1.06 per share, for the fourth quarter of 2020, compared to fourth quarter 2019 adjusted net income attributable to Valero stockholders of $873 million, or $2.13 per share. Fourth quarter 2020 adjusted results exclude the after-tax benefit from a LIFO liquidation adjustment of $70 million.

For the year ended December 31, 2020, the net loss attributable to Valero stockholders was $1.4 billion, or $3.50 per share, compared to net income of $2.4 billion, or $5.84 per share, in 2019. Excluding the adjustments shown in the accompanying earnings release tables, the adjusted net loss attributable to Valero stockholders was $1.3 billion, or $3.12 per share, for 2020, compared to adjusted net income attributable to Valero stockholders of $2.4 billion, or $5.70 per share, in 2019.

“We expect to see continued improvement in product demand with widespread vaccine distribution around the world,” said Joe Gorder, Valero Chairman and Chief Executive Officer. “We also expect a faster recovery in refining margins with the continued shutdowns and conversions of uncompetitive refineries.”

Refining
The refining segment reported a $377 million operating loss for the fourth quarter of 2020, compared to operating income of $1.4 billion for the fourth quarter of 2019. Excluding a LIFO liquidation adjustment and other operating expenses, the fourth quarter 2020 adjusted operating loss was $476 million. Refinery throughput volumes averaged 2.6 million barrels per day in the fourth quarter of 2020, which was 468 thousand barrels per day lower than the fourth quarter of 2019.

Operationally, the refining segment achieved record employee safety performance, process safety and environmental performance in 2020. “Despite the pandemic-induced financial challenges, our commitment to safety and environmental stewardship never wavered,” said Gorder.

Renewable Diesel
The renewable diesel segment, which consists of the Diamond Green Diesel (DGD) joint venture, reported $127 million of operating income for the fourth quarter of 2020, compared to $541 million for the fourth quarter of 2019. After adjusting for the retroactive blender’s tax credit in 2019, adjusted renewable diesel operating income was $187 million for the fourth quarter of 2019. Renewable diesel sales volumes averaged 618 thousand gallons per day in the fourth quarter of 2020, a decrease of 226 thousand gallons per day versus the fourth quarter of 2019 due to the effect of planned maintenance in the fourth quarter of 2020. The renewable diesel segment set a record for annual sales volumes of 787 thousand gallons per day in 2020. As a result of continuous process improvement and optimization, the capacity of the existing St. Charles renewable diesel plant (DGD 1) has increased from 275 million gallons per year to 290 million gallons per year.

Ethanol
The ethanol segment reported $15 million of operating income for the fourth quarter of 2020, compared to $36 million for the fourth quarter of 2019. Fourth quarter 2020 adjusted operating income was $17 million. Ethanol production volumes averaged 4.1 million gallons per day in the fourth quarter of 2020, which was 197 thousand gallons per day lower than the fourth quarter of 2019. The decrease in operating income was attributed primarily to lower margins resulting from higher corn prices and lower ethanol prices.

Corporate and Other
General and administrative expenses were $224 million in the fourth quarter of 2020, compared to $243 million in the fourth quarter of 2019. For 2020, general and administrative expenses of $756 million were $112 million lower than 2019. The effective tax rate for 2020 was 45 percent, which was primarily the result of the carryback of our U.S. federal tax net operating loss to 2015 when the U.S. federal statutory tax rate was 35 percent.

Investing and Financing Activities
Capital investments totaled $622 million in the fourth quarter of 2020, of which $214 million was for sustaining the business, including costs for turnarounds, catalysts and regulatory compliance. Excluding capital investments attributable to our partner’s 50 percent share of DGD and those related to other variable interest entities, capital investments attributable to Valero were $458 million in the fourth quarter of 2020 and $2.0 billion for the full year.

Net cash provided by operating activities in 2020 was $948 million. Included in this amount was a $345 million unfavorable impact from working capital and $338 million associated with our joint venture partner’s share of DGD’s net cash provided by operating activities, excluding changes in DGD’s working capital. Excluding these items, adjusted net cash provided by operating activities was $955 million.

Valero returned $400 million to stockholders through dividends in the fourth quarter of 2020. In 2020, Valero returned $1.8 billion to stockholders, or 184 percent of adjusted net cash provided by operating activities, consisting of $156 million of stock buybacks and $1.6 billion in dividends. The 2020 total payout ratio was higher than our long-term target due to the adverse economic impact of COVID-19.

Valero continues to target a long-term total payout ratio between 40 and 50 percent of adjusted net cash provided by operating activities. Valero defines total payout ratio as the sum of dividends and stock buybacks divided by net cash provided by operating activities adjusted for changes in working capital and DGD’s net cash provided by operating activities, excluding changes in its working capital, attributable to our joint venture partner’s ownership interest in DGD.

Declaration of Regular Cash Dividend
The Board of Directors has declared a regular quarterly common stock dividend of $0.98 per share payable on March 4, 2021 to holders of record at the close of business on February 11, 2021.

Liquidity and Financial Position
Valero ended 2020 with $14.7 billion of total debt and finance lease obligations and $3.3 billion of cash and cash equivalents. The debt to capitalization ratio, net of cash and cash equivalents, was 37 percent as of December 31, 2020.

Strategic Update
In 2020, Valero completed several strategic projects on schedule and under budget and continued to make progress on other projects despite challenges related to the COVID-19 pandemic and several hurricanes. The Pasadena terminal project, which was completed in the first quarter, expands the company’s product logistics portfolio, increases biofuel blending capacity and enhances export flexibility. The St. Charles Alkylation unit, which started up in the fourth quarter, is designed to convert low-value feedstocks into a premium alkylate product. The Pembroke Cogen project and the Diamond Pipeline expansion are on track to be completed in the third quarter and fourth quarter of 2021, respectively, and the Port Arthur Coker project is expected to be completed in 2023.

Valero continues to grow its position as the largest renewable fuels producer in North America with plans to quadruple its renewable diesel production by the end of 2023. The DGD plant expansion at St. Charles (DGD 2), which is expected to increase renewable diesel production by 400 million gallons per year, is expected to be completed in the fourth quarter of 2021. Valero and its joint venture partner have also approved a new 470 million gallons per year renewable diesel plant (DGD 3) at Valero’s Port Arthur, Texas refinery. The new plant is expected to commence operations in the second half of 2023, increasing DGD’s total annual production capacity to approximately 1.2 billion gallons of renewable diesel and 50 million gallons of renewable naphtha.

“We expect low-carbon fuel policies to continue to expand globally and drive demand for renewable fuels,” said Gorder, “and to that end, we are applying our liquid fuels expertise to continue to expand our long-term competitive advantage in low-carbon transportation fuels with the expansion of DGD.”

Capital investments attributable to Valero are forecasted at $2.0 billion in 2021, of which approximately 60 percent is for sustaining the business and approximately 40 percent is for growth projects. Almost half of Valero’s 2021 growth capital is allocated to expanding the renewable diesel business.

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries (collectively, “Valero”), is an international manufacturer and marketer of transportation fuels and petrochemical products. Valero is a Fortune 50 company based in San Antonio, Texas, and it operates 15 petroleum refineries with a combined throughput capacity of approximately 3.2 million barrels per day and 13 ethanol plants with a combined production capacity of approximately 1.68 billion gallons per year. The petroleum refineries are located in the United States (U.S.), Canada and the United Kingdom

(U.K.), and the ethanol plants are located in the Mid-Continent region of the U.S. Valero is also a joint venture partner in Diamond Green Diesel, which owns and operates a renewable diesel plant in Norco, Louisiana. Diamond Green Diesel is North America’s largest biomass-based diesel plant. Valero sells its products in the wholesale rack or bulk markets in the U.S., Canada, the U.K., Ireland and Latin America. Approximately 7,000 outlets carry Valero’s brand names. Please visit www.investorvalero.com for more information.

Valero Contacts
Investors:
Homer Bhullar, Vice President – Investor Relations, 210-345-1982
Eric Herbort, Senior Manager – Investor Relations, 210-345-3331
Gautam Srivastava, Senior Manager – Investor Relations, 210-345-3992

Media:
Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” “will,” “plans,” “forecast,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the company’s control, such as delays in construction timing and other factors, including but not limited to the impacts of COVID-19. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission and available on Valero’s website at www.valero.com.

COVID-19 Disclosure
The global pandemic has significantly reduced global economic activity and resulted in airlines dramatically cutting back on flights and a decrease in motor vehicle use. As a result, there has also been a decline in the demand for, and thus also the market prices of, crude oil and certain of our products, particularly our refined petroleum products. Many uncertainties remain with respect to COVID-19, including its resulting economic effects and any future recovery, and we are unable to predict the ultimate economic impacts from COVID-19, how quickly national economies can recover once the pandemic subsides, the timing or effectiveness of the vaccine distribution, or whether any recovery will ultimately experience a reversal or other setbacks. However, the adverse impact of the economic effects on us has been and will likely continue to be significant. We believe we have proactively addressed many of the known impacts of COVID-19 to the extent possible and will strive to continue to do so, but there can be no guarantee that these measures will be fully effective. For more information, see our quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income (loss) attributable to Valero stockholders, adjusted earnings (loss) per common share – assuming dilution, refining margin, renewable diesel margin, ethanol margin, adjusted refining operating income (loss), adjusted renewable diesel operating income, adjusted ethanol operating income (loss), adjusted net cash provided by operating activities, and capital investments attributable to Valero. These non-GAAP financial measures have been included to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable U.S. GAAP measures. Note (g) to the earnings release tables provides reasons for the use of these non-GAAP financial measures.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Statement of income data
Revenues	$16,604	$27,879	$64,912	$108,324
Cost of sales:
Cost of materials and other (a) (b)	15,101	24,080	58,933	96,476
Lower of cost or market (LCM) inventory valuation adjustment (c)	—	—	(19)	—
Operating expenses (excluding depreciation and amortization expense reflected below)	1,167	1,239	4,435	4,868
Depreciation and amortization expense (d)	566	557	2,303	2,202
Total cost of sales	16,834	25,876	65,652	103,546
Other operating expenses	5	7	35	21
General and administrative expenses (excluding depreciation and amortization expense reflected below)	224	243	756	868
Depreciation and amortization expense	11	14	48	53
Operating income (loss)	(470)	1,739	(1,579)	3,836
Other income, net (e)	25	36	132	104
Interest and debt expense, net of capitalized interest	(153)	(119)	(563)	(454)
Income (loss) before income tax expense (benefit)	(598)	1,656	(2,010)	3,486
Income tax expense (benefit)	(289)	326	(903)	702
Net income (loss)	(309)	1,330	(1,107)	2,784
Less: Net income attributable to noncontrolling interests (b)	50	270	314	362
Net income (loss) attributable to Valero Energy Corporation stockholders	$(359)	$1,060	$(1,421)	$2,422

Earnings (loss) per common share	$(0.88)	$2.58	$(3.50)	$5.84
Weighted-average common shares outstanding (in millions)	407	409	407	413

Earnings (loss) per common share – assuming dilution	$(0.88)	$2.58	$(3.50)	$5.84
Weighted-average common shares outstanding – assuming dilution (in millions) (f)	407	410	407	414

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Three months ended December 31, 2020
Revenues:
Revenues from external customers	$15,513	$205	$886	$—	$16,604
Intersegment revenues	2	62	66	(130)	—
Total revenues	15,515	267	952	(130)	16,604
Cost of sales:
Cost of materials and other (a) (b)	14,324	107	800	(130)	15,101
Operating expenses (excluding depreciation and amortization expense reflected below)	1,032	22	113	—	1,167
Depreciation and amortization expense	531	11	24	—	566
Total cost of sales	15,887	140	937	(130)	16,834
Other operating expenses	5	—	—	—	5
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	224	224
Depreciation and amortization expense	—	—	—	11	11
Operating income (loss) by segment	$(377)	$127	$15	$(235)	$(470)

Three months ended December 31, 2019
Revenues:
Revenues from external customers	$26,637	$284	$958	$—	$27,879
Intersegment revenues	6	73	69	(148)	—
Total revenues	26,643	357	1,027	(148)	27,879
Cost of sales:
Cost of materials and other (b)	23,602	(217)	843	(148)	24,080
Operating expenses (excluding depreciation and amortization expense reflected below)	1,092	21	126	—	1,239
Depreciation and amortization expense	523	12	22	—	557
Total cost of sales	25,217	(184)	991	(148)	25,876
Other operating expenses	7	—	—	—	7
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	243	243
Depreciation and amortization expense	—	—	—	14	14
Operating income by segment	$1,419	$541	$36	$(257)	$1,739

See Operating Highlights by Segment beginning on Table Page 9.
See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Year ended December 31, 2020
Revenues:
Revenues from external customers	$60,840	$1,055	$3,017	$—	$64,912
Intersegment revenues	8	212	226	(446)	—
Total revenues	60,848	1,267	3,243	(446)	64,912
Cost of sales:
Cost of materials and other (a) (b)	56,093	500	2,784	(444)	58,933
LCM inventory valuation adjustment (c)	(19)	—	—	—	(19)
Operating expenses (excluding depreciation and amortization expense reflected below)	3,944	85	406	—	4,435
Depreciation and amortization expense (d)	2,138	44	121	—	2,303
Total cost of sales	62,156	629	3,311	(444)	65,652
Other operating expenses	34	—	1	—	35
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	756	756
Depreciation and amortization expense	—	—	—	48	48
Operating income (loss) by segment	$(1,342)	$638	$(69)	$(806)	$(1,579)

Year ended December 31, 2019
Revenues:
Revenues from external customers	$103,746	$970	$3,606	$2	$108,324
Intersegment revenues	18	247	231	(496)	—
Total revenues	103,764	1,217	3,837	(494)	108,324
Cost of sales:
Cost of materials and other (b)	93,371	360	3,239	(494)	96,476
Operating expenses (excluding depreciation and amortization expense reflected below)	4,289	75	504	—	4,868
Depreciation and amortization expense	2,062	50	90	—	2,202
Total cost of sales	99,722	485	3,833	(494)	103,546
Other operating expenses	20	—	1	—	21
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	868	868
Depreciation and amortization expense	—	—	—	53	53
Operating income by segment	$4,022	$732	$3	$(921)	$3,836

See Operating Highlights by Segment beginning on Table Page 9.
See Notes to Earnings Release Tables beginning on Table Page 18.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of net income (loss) attributable to Valero Energy Corporation stockholders to adjusted net income (loss) attributable to Valero Energy Corporation stockholders
Net income (loss) attributable to Valero Energy Corporation stockholders	$(359)	$1,060	$(1,421)	$2,422
Adjustments:
Last-in, first-out (LIFO) liquidation adjustment (a)	(102)	—	224	—
Income tax expense (benefit) related to the LIFO liquidation adjustment	32	—	(76)	—
LIFO liquidation adjustment, net of taxes	(70)	—	148	—
Change in estimated useful life (d)	—	—	30	—
Income tax benefit related to the change in estimated useful life	—	—	(6)	—
Change in estimated useful life, net of taxes	—	—	24	—
LCM inventory valuation adjustment (c)	—	—	(19)	—
Income tax expense related to the LCM inventory valuation adjustment	—	—	3	—
LCM inventory valuation adjustment, net of taxes	—	—	(16)	—
Blender’s tax credit attributable to Valero Energy Corporation stockholders (b)	—	(192)	—	(80)
Income tax expense related to blender’s tax credit	—	5	—	2
Blender’s tax credit attributable to Valero Energy Corporation stockholders, net of taxes	—	(187)	—	(78)
Loss on early redemption of debt (e)	—	—	—	22
Income tax benefit related to loss on early redemption of debt	—	—	—	(5)
Loss on early redemption of debt, net of taxes	—	—	—	17
Total adjustments	(70)	(187)	156	(61)
Adjusted net income (loss) attributable to Valero Energy Corporation stockholders	$(429)	$873	$(1,265)	$2,361

Reconciliation of earnings (loss) per common share – assuming dilution to adjusted earnings (loss) per common share – assuming dilution
Earnings (loss) per common share – assuming dilution (f)	$(0.88)	$2.58	$(3.50)	$5.84
Adjustments:
LIFO liquidation adjustment (a)	(0.18)	—	0.36	—
Change in estimated useful life (d)	—	—	0.06	—
LCM inventory valuation adjustment (c)	—	—	(0.04)	—
Blender’s tax credit attributable to Valero Energy Corporation stockholders (b)	—	(0.45)	—	(0.18)
Loss on early redemption of debt (e)	—	—	—	0.04
Total adjustments	(0.18)	(0.45)	0.38	(0.14)
Adjusted earnings (loss) per common share – assuming dilution (f)	$(1.06)	$2.13	$(3.12)	$5.70

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of operating income (loss) by segment to segment margin, and reconciliation of operating income (loss) by segment to adjusted operating income (loss) by segment
Refining segment
Refining operating income (loss)	$(377)	$1,419	$(1,342)	$4,022
Adjustments:
Blender’s tax credit (b)	—	(15)	—	(2)
LIFO liquidation adjustment (a)	(104)	—	222	—
LCM inventory valuation adjustment (c)	—	—	(19)	—
Operating expenses (excluding depreciation and amortization expense reflected below)	1,032	1,092	3,944	4,289
Depreciation and amortization expense	531	523	2,138	2,062
Other operating expenses	5	7	34	20
Refining margin	$1,087	$3,026	$4,977	$10,391

Refining operating income (loss)	$(377)	$1,419	$(1,342)	$4,022
Adjustments:
Blender’s tax credit (b)	—	(15)	—	(2)
LIFO liquidation adjustment (a)	(104)	—	222	—
LCM inventory valuation adjustment (c)	—	—	(19)	—
Other operating expenses	5	7	34	20
Adjusted refining operating income (loss)	$(476)	$1,411	$(1,105)	$4,040

Renewable diesel segment
Renewable diesel operating income	$127	$541	$638	$732
Adjustments:
Blender’s tax credit (b)	—	(354)	—	(156)
Operating expenses (excluding depreciation and amortization expense reflected below)	22	21	85	75
Depreciation and amortization expense	11	12	44	50
Renewable diesel margin	$160	$220	$767	$701

Renewable diesel operating income	$127	$541	$638	$732
Adjustment: Blender’s tax credit (b)	—	(354)	—	(156)
Adjusted renewable diesel operating income	$127	$187	$638	$576

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of operating income (loss) by segment to segment margin, and reconciliation of operating income (loss) by segment to adjusted operating income (loss) by segment (continued)
Ethanol segment
Ethanol operating income (loss)	$15	$36	$(69)	$3
Adjustments:
LIFO liquidation adjustment (a)	2	—	2	—
Operating expenses (excluding depreciation and amortization expense reflected below)	113	126	406	504
Depreciation and amortization expense (d)	24	22	121	90
Other operating expenses	—	—	1	1
Ethanol margin	$154	$184	$461	$598

Ethanol operating income (loss)	$15	$36	$(69)	$3
Adjustments:
LIFO liquidation adjustment (a)	2	—	2	—
Change in estimated useful life (d)	—	—	30	—
Other operating expenses	—	—	1	1
Adjusted ethanol operating income (loss)	$17	$36	$(36)	$4

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of refining segment operating income (loss) to refining margin (by region), and reconciliation of refining
segment operating income (loss) to adjusted refining
segment operating income (loss) (by region) (h)

U.S. Gulf Coast region
Refining operating income (loss)	$(276)	$706	$(979)	$1,485
Adjustments:
Blender’s tax credit (b)	—	(11)	—	(2)
LIFO liquidation adjustment (a)	(68)	—	132	—
Operating expenses (excluding depreciation and amortization expense reflected below)	571	610	2,220	2,436
Depreciation and amortization expense	327	325	1,317	1,279
Other operating expenses	—	5	20	13
Refining margin	$554	$1,635	$2,710	$5,211

Refining operating income (loss)	$(276)	$706	$(979)	$1,485
Adjustments:
Blender’s tax credit (b)	—	(11)	—	(2)
LIFO liquidation adjustment (a)	(68)	—	132	—
Other operating expenses	—	5	20	13
Adjusted refining operating income (loss)	$(344)	$700	$(827)	$1,496

U.S. Mid-Continent region
Refining operating income (loss)	$(61)	$251	$(128)	$1,242
Adjustments:
Blender’s tax credit (b)	—	(3)	—	—
LIFO liquidation adjustment (a)	(18)	—	40	—
Operating expenses (excluding depreciation and amortization expense reflected below)	163	164	628	632
Depreciation and amortization expense	83	82	333	308
Other operating expenses	1	—	1	2
Refining margin	$168	$494	$874	$2,184

Refining operating income (loss)	$(61)	$251	$(128)	$1,242
Adjustments:
Blender’s tax credit (b)	—	(3)	—	—
LIFO liquidation adjustment (a)	(18)	—	40	—
Other operating expenses	1	—	1	2
Adjusted refining operating income (loss)	$(78)	$248	$(87)	$1,244

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of refining segment operating income (loss)
to refining margin (by region), and reconciliation of
refining segment operating income (loss) to adjusted
refining segment operating income (loss) (by region) (h)
(continued)

North Atlantic region
Refining operating income	$31	$314	$115	$1,041
Adjustments:
LIFO liquidation adjustment (a)	(8)	—	25	—
LCM inventory valuation adjustment (c)	—	—	(19)	—
Operating expenses (excluding depreciation and amortization expense reflected below)	153	154	536	593
Depreciation and amortization expense	53	53	211	213
Other operating expenses	—	2	8	4
Refining margin	$229	$523	$876	$1,851

Refining operating income	$31	$314	$115	$1,041
Adjustments:
LIFO liquidation adjustment (a)	(8)	—	25	—
LCM inventory valuation adjustment (c)	—	—	(19)	—
Other operating expenses	—	2	8	4
Adjusted refining operating income	$23	$316	$129	$1,045

U.S. West Coast region
Refining operating income (loss)	$(71)	$148	$(350)	$254
Adjustments:
Blender’s tax credit (b)	—	(1)	—	—
LIFO liquidation adjustment (a)	(10)	—	25	—
Operating expenses (excluding depreciation and amortization expense reflected below)	145	164	560	628
Depreciation and amortization expense	68	63	277	262
Other operating expenses	4	—	5	1
Refining margin	$136	$374	$517	$1,145

Refining operating income (loss)	$(71)	$148	$(350)	$254
Adjustments:
Blender’s tax credit (b)	—	(1)	—	—
LIFO liquidation adjustment (a)	(10)	—	25	—
Other operating expenses	4	—	5	1
Adjusted refining operating income (loss)	$(77)	$147	$(320)	$255

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	368	329	356	394
Medium/light sour crude oil	317	242	347	272
Sweet crude oil	1,258	1,676	1,245	1,581
Residuals	184	236	202	215
Other feedstocks	82	157	81	153
Total feedstocks	2,209	2,640	2,231	2,615
Blendstocks and other	341	378	324	337
Total throughput volumes	2,550	3,018	2,555	2,952

Yields (thousand barrels per day)
Gasolines and blendstocks	1,338	1,511	1,248	1,423
Distillates	886	1,136	928	1,126
Other products (i)	351	405	397	433
Total yields	2,575	3,052	2,573	2,982

Operating statistics (g) (j)
Refining margin (from Table Page 5)	$1,087	$3,026	$4,977	$10,391
Adjusted refining operating income (loss) (from Table Page 5)	$(476)	$1,411	$(1,105)	$4,040
Throughput volumes (thousand barrels per day)	2,550	3,018	2,555	2,952

Refining margin per barrel of throughput	$4.64	$10.90	$5.32	$9.65
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.40	3.93	4.22	3.98
Depreciation and amortization expense per barrel of throughput	2.27	1.89	2.28	1.92
Adjusted refining operating income (loss) per barrel of throughput	$(2.03)	$5.08	$(1.18)	$3.75

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RENEWABLE DIESEL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating statistics (g) (j)
Renewable diesel margin (from Table Page 5)	$160	$220	$767	$701
Adjusted renewable diesel operating income (from Table Page 5)	$127	$187	$638	$576
Sales volumes (thousand gallons per day)	618	844	787	760

Renewable diesel margin per gallon of sales	$2.82	$2.84	$2.66	$2.53
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of sales	0.38	0.27	0.29	0.27
Depreciation and amortization expense per gallon of sales	0.20	0.15	0.15	0.18
Adjusted renewable diesel operating income per gallon of sales	$2.24	$2.42	$2.22	$2.08

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating statistics (g) (j)
Ethanol margin (from Table Page 6)	$154	$184	$461	$598
Adjusted ethanol operating income (loss) (from Table Page 6)	$17	$36	$(36)	$4
Production volumes (thousand gallons per day)	4,124	4,321	3,588	4,269

Ethanol margin per gallon of production	$0.41	$0.46	$0.35	$0.38
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.30	0.32	0.31	0.32
Depreciation and amortization expense per gallon of production	0.06	0.06	0.07	0.06
Adjusted ethanol operating income (loss) per gallon of production	$0.05	$0.08	$(0.03)	$—

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating statistics by region (h)
U.S. Gulf Coast region (g) (j)
Refining margin (from Table Page 7)	$554	$1,635	$2,710	$5,211
Adjusted refining operating income (loss) (from Table Page 7)	$(344)	$700	$(827)	$1,496
Throughput volumes (thousand barrels per day)	1,471	1,762	1,493	1,740

Refining margin per barrel of throughput	$4.09	$10.08	$4.96	$8.21
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.22	3.76	4.06	3.84
Depreciation and amortization expense per barrel of throughput	2.40	2.01	2.41	2.01
Adjusted refining operating income (loss) per barrel of throughput	$(2.53)	$4.31	$(1.51)	$2.36

U.S. Mid-Continent region (g) (j)
Refining margin (from Table Page 7)	$168	$494	$874	$2,184
Adjusted refining operating income (loss) (from Table Page 7)	$(78)	$248	$(87)	$1,244
Throughput volumes (thousand barrels per day)	404	463	404	454

Refining margin per barrel of throughput	$4.52	$11.60	$5.91	$13.17
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.38	3.84	4.25	3.81
Depreciation and amortization expense per barrel of throughput	2.23	1.90	2.25	1.85
Adjusted refining operating income (loss) per barrel of throughput	$(2.09)	$5.86	$(0.59)	$7.51

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating statistics by region (h) (continued)
North Atlantic region (g) (j)
Refining margin (from Table Page 8)	$229	$523	$876	$1,851
Adjusted refining operating income (from Table Page 8)	$23	$316	$129	$1,045
Throughput volumes (thousand barrels per day)	418	510	413	492

Refining margin per barrel of throughput	$5.94	$11.14	$5.79	$10.31
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.99	3.29	3.54	3.30
Depreciation and amortization expense per barrel of throughput	1.37	1.12	1.40	1.19
Adjusted refining operating income per barrel of throughput	$0.58	$6.73	$0.85	$5.82

U.S. West Coast region (g) (j)
Refining margin (from Table Page 8)	$136	$374	$517	$1,145
Adjusted refining operating income (loss) (from Table Page 8)	$(77)	$147	$(320)	$255
Throughput volumes (thousand barrels per day)	257	283	245	266

Refining margin per barrel of throughput	$5.78	$14.37	$5.77	$11.80
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	6.15	6.30	6.25	6.47
Depreciation and amortization expense per barrel of throughput	2.90	2.45	3.10	2.71
Adjusted refining operating income (loss) per barrel of throughput	$(3.27)	$5.62	$(3.58)	$2.62

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 13

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Refining
Feedstocks (dollars per barrel)
Brent crude oil	$45.10	$62.49	$43.15	$64.18
Brent less West Texas Intermediate (WTI) crude oil	2.54	5.51	3.84	7.15
Brent less Alaska North Slope (ANS) crude oil	0.27	(1.92)	0.82	(0.86)
Brent less Louisiana Light Sweet (LLS) crude oil	1.04	1.67	1.91	1.47
Brent less Argus Sour Crude Index (ASCI) crude oil	2.18	4.72	3.26	3.56
Brent less Maya crude oil	4.56	9.56	6.89	6.57
LLS crude oil	44.06	60.82	41.24	62.71
LLS less ASCI crude oil	1.14	3.05	1.35	2.09
LLS less Maya crude oil	3.52	7.89	4.98	5.10
WTI crude oil	42.56	56.98	39.31	57.03

Natural gas (dollars per million British Thermal Units)	2.55	2.26	2.00	2.47

Products (dollars per barrel)
U.S. Gulf Coast:
Conventional Blendstock of Oxygenate Blending (CBOB) gasoline less Brent	4.05	3.79	2.97	4.37
Ultra-low-sulfur (ULS) diesel less Brent	7.09	15.92	7.11	14.90
Propylene less Brent	(2.05)	(24.54)	(12.12)	(22.31)
CBOB gasoline less LLS	5.09	5.46	4.88	5.84
ULS diesel less LLS	8.13	17.59	9.02	16.37
Propylene less LLS	(1.01)	(22.87)	(10.22)	(20.84)
U.S. Mid-Continent:
CBOB gasoline less WTI	5.77	10.73	6.96	13.62
ULS diesel less WTI	11.20	22.31	12.11	22.77
North Atlantic:
CBOB gasoline less Brent	6.61	7.33	5.50	7.20
ULS diesel less Brent	8.64	19.42	9.17	17.22
U.S. West Coast:
California Reformulated Gasoline Blendstock of Oxygenate Blending (CARBOB) 87 gasoline less ANS	10.89	14.84	10.33	16.28
California Air Resources Board (CARB) diesel less ANS	12.76	21.50	12.42	19.30
CARBOB 87 gasoline less WTI	13.16	22.27	13.36	24.29
CARB diesel less WTI	15.03	28.93	15.44	27.31

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 14

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Renewable diesel
New York Mercantile Exchange ULS diesel (dollars per gallon)	$1.28	$1.95	$1.25	$1.94
Biodiesel Renewable Identification Number (RIN) (dollars per RIN)	0.88	0.56	0.64	0.48
California Low-Carbon Fuel Standard (dollars per metric ton)	197.83	206.04	200.12	196.82
Chicago Board of Trade (CBOT) soybean oil (dollars per pound)	0.37	0.31	0.32	0.29

Ethanol
CBOT corn (dollars per bushel)	4.17	3.81	3.64	3.84
New York Harbor ethanol (dollars per gallon)	1.49	1.62	1.36	1.53

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 15

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars, except per share amounts)
(unaudited)

	December 31,
	2020	2019
Balance sheet data
Current assets	$15,844	$18,969
Cash and cash equivalents included in current assets	3,313	2,583
Inventories included in current assets	6,038	7,013
Current liabilities	9,283	13,160
Current portion of debt and finance lease obligations included in current liabilities	723	494
Debt and finance lease obligations, less current portion	13,954	9,178
Total debt and finance lease obligations	14,677	9,672
Valero Energy Corporation stockholders’ equity	18,801	21,803

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of net cash provided by operating activities to adjusted net cash provided by operating activities (g)
Net cash provided by operating activities	$96	$1,708	$948	$5,531
Exclude:
Changes in current assets and current liabilities	(113)	(434)	(345)	294
Diamond Green Diesel LLC’s (DGD) adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD	69	277	338	390
Adjusted net cash provided by operating activities	$140	$1,865	$955	$4,847

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Dividends per common share	$0.98	$0.90	$3.92	$3.60

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 16

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of total capital investments to capital investments attributable to Valero (g)
Capital expenditures (excluding variable interest entities (VIEs))	$239	$448	$1,014	$1,627
Capital expenditures of VIEs:
DGD	212	51	523	142
Other VIEs	55	86	251	225
Deferred turnaround and catalyst cost expenditures (excluding VIEs)	94	179	623	762
Deferred turnaround and catalyst cost expenditures of DGD	7	2	25	18
Investments in unconsolidated joint ventures	15	42	54	164
Total capital investments	622	808	2,490	2,938
Adjustments:
DGD’s capital investments attributable to our joint venture partner	(109)	(26)	(274)	(80)
Capital expenditures of other VIEs	(55)	(86)	(251)	(225)
Capital investments attributable to Valero	$458	$696	$1,965	$2,633

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 17

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)Cost of materials and other for the year ended December 31, 2020 includes a charge of $224 million related to the liquidation of LIFO inventory layers attributable to our refining and ethanol segments. We recorded a charge of $326 million in September 2020 due to the expected liquidation of LIFO inventory layers because our LIFO inventory levels had decreased throughout the first nine months of 2020 due to lower production resulting from lower demand for our products caused by the negative economic impacts of COVID-19 on our business, and we expected that our inventory levels at December 31, 2020 would remain below their December 31, 2019 levels. While our actual inventory levels at December 31, 2020 were below their December 31, 2019 levels, they did not decrease as much as expected. Therefore, cost of materials and other for the three months ended December 31, 2020 includes a benefit of $102 million to adjust the $326 million estimate to the $224 million actual charge for the year ended December 31, 2020.

Of the $102 million benefit recognized in the three months ended December 31, 2020, a benefit of $104 million is attributable to our refining segment and a charge of $2 million is attributable to our ethanol segment. Of the $224 million charge recognized for the year ended December 31, 2020, $222 million and $2 million is attributable to our refining and ethanol segments, respectively.

(b)Cost of materials and other includes a benefit related to the blender’s tax credit in each reporting period. The legislation authorizing the credit through December 31, 2022 was passed and signed into law in December 2019. As a result, for the three months and year ended December 31, 2020, we recognized a benefit of $60 million and $297 million, respectively, related to the blender’s tax credit attributable to renewable diesel volumes blended during those periods. The legislation also reinstated the credit retroactively to volumes blended during 2019 and 2018, and consequently, we recognized a benefit of $449 million in December 2019 for the blender’s tax credit attributable to volumes blended during those two years. The entire amount was recognized by us in December 2019 because the law was enacted in that month.

The above-mentioned pre-tax benefits are attributable to our reportable segments and stockholders as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Blender’s tax credit by reportable segment
Refining:
Amount related to reporting period	$3	$3	$9	$16
Amount related to prior periods but recognized in reporting period	—	15	—	2
Total	3	18	9	18
Renewable diesel:
Amount related to reporting period	57	77	288	275
Amount related to prior periods but recognized in reporting period	—	354	—	156
Total	57	431	288	431
Total recognized in reporting period	$60	$449	$297	$449

Table Page 18

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Interests to which blender’s tax credit is attributable
Valero Energy Corporation stockholders:
Amount related to reporting period	$32	$42	$153	$154
Amount related to prior periods but recognized in reporting period	—	192	—	80
Total	32	234	153	234
Noncontrolling interest:
Amount related to reporting period	28	38	144	137
Amount related to prior periods but recognized in reporting period	—	177	—	78
Total	28	215	144	215
Total recognized in reporting period	$60	$449	$297	$449

(c)The market value of our inventories accounted for under the LIFO method fell below their historical cost on an aggregate basis as of March 31, 2020. As a result, we recorded an LCM inventory valuation adjustment of $2.5 billion in March 2020. The market value of our LIFO inventories improved due to the subsequent recovery in market prices, which resulted in a full reversal of the reserve by September 30, 2020. The LCM inventory valuation adjustment for the year ended December 31, 2020 reflects a net benefit of $19 million due solely to the foreign currency translation effect of the portion of the LCM inventory valuation adjustments attributable to our international operations.

(d)Depreciation and amortization expense for the year ended December 31, 2020 includes $30 million in accelerated depreciation related to a change in the estimated useful life of one of our ethanol plants.

(e)“Other income, net” for the year ended December 31, 2019 includes a $22 million charge from the early redemption of $850 million of our 6.125 percent senior notes due February 1, 2020.

(f)Common equivalent shares have been excluded from the computation of loss per common share — assuming dilution and adjusted loss per common share — assuming dilution for the three months and year ended December 31, 2020, as the effect of including such shares would be antidilutive.

(g)We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under U.S. GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods after adjusting for certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Table Page 19

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
Non-GAAP measures are as follows:

◦Adjusted net income (loss) attributable to Valero Energy Corporation stockholders is defined as net income (loss) attributable to Valero Energy Corporation stockholders adjusted to reflect the items noted below, along with their related income tax effect. We have adjusted for these items because we believe that they are not indicative of our core operating performance and that their adjustment results in an important measure of our ongoing financial performance to better assess our underlying business results and trends. The basis for our belief with respect to each adjustment is provided below.

–LIFO liquidation adjustment – Generally, the LIFO inventory valuation method provides for the matching of current costs with current revenues. However, a LIFO liquidation results in a portion of our current-year cost of sales being impacted by historical costs, which obscures our current-year financial performance. Therefore, we have excluded the historical cost impact from adjusted net income (loss) attributable to Valero Energy Corporation stockholders. See note (a) for additional details.

–Change in estimated useful life – The accelerated depreciation recognized as a result of a change in the estimated useful life of one of our ethanol plants (see note (d)) is not indicative of our ongoing operations.

–LCM inventory valuation adjustment – The LCM inventory valuation adjustment, which is described in note (c), is the result of the market value of our inventories as of March 31, 2020 falling below their historical cost, with the decline in market value resulting from the decline in product market prices associated with the negative economic impacts from COVID-19. As market prices improved over the subsequent months, the writedown was fully reversed by September 30, 2020. The net benefit of $19 million associated with the LCM inventory valuation adjustments recorded during 2020 is due solely to the effects of foreign currency translation explained in note (c).

–Blender’s tax credit attributable to Valero Energy Corporation stockholders – The blender’s tax credit attributable to volumes blended during 2019 and 2018 was recognized by us in December 2019. The adjustment, therefore, reflects the portion of the blender’s tax credit that was recorded in December 2019 but is associated with volumes blended during the nine months ended September 30, 2019 and the year ended December 31, 2018. See note (b) for additional details.

–Loss on early redemption of debt – The penalty and other expenses incurred in connection with the early redemption of our 6.125 percent senior notes due February 1, 2020 (see note (e)) are not associated with the ongoing costs of our borrowing and financing activities.

◦Adjusted earnings (loss) per common share – assuming dilution is defined as adjusted net income (loss) attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution (see note (f)).

◦Refining margin is defined as refining operating income (loss) excluding the blender’s tax credit not attributable to volumes blended during the applicable period (see note (b)), the LIFO liquidation adjustment (see note (a)), the LCM inventory valuation adjustment (see note (c)), operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe refining margin is an important measure of our refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Renewable diesel margin is defined as renewable diesel operating income excluding the blender’s tax credit not attributable to volumes blended during the applicable period (see note (b)), operating expenses (excluding depreciation and amortization expense), and depreciation and amortization expense. We believe renewable diesel margin is an important measure of our renewable diesel segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

Table Page 20

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
◦Ethanol margin is defined as ethanol operating income (loss) excluding the LIFO liquidation adjustment (see note (a)), operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe ethanol margin is an important measure of our ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Adjusted refining operating income (loss) is defined as refining segment operating income (loss) excluding the blender’s tax credit not attributable to volumes blended during the applicable period (see note (b)), the LIFO liquidation adjustment (see note (a)), the LCM inventory valuation adjustment (see note (c)), and other operating expenses. We believe adjusted refining operating income (loss) is an important measure of our refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦Adjusted renewable diesel operating income is defined as renewable diesel segment operating income excluding the blender’s tax credit not attributable to volumes blended during the applicable period (see note (b)). We believe this is an important measure of our renewable diesel segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦Adjusted ethanol operating income (loss) is defined as ethanol segment operating income (loss) excluding the LIFO liquidation adjustment (see note (a)), the change in estimated useful life (see note (d)), and other operating expenses. We believe this is an important measure of our ethanol segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦Adjusted net cash provided by operating activities is defined as net cash provided by operating activities excluding the items noted below. We believe adjusted net cash provided by operating activities is an important measure of our ongoing financial performance to better assess our ability to generate cash to fund our investing and financing activities. The basis for our belief with respect to each excluded item is provided below.

–Changes in current assets and current liabilities – Current assets net of current liabilities represents our operating liquidity. We believe that the change in our operating liquidity from period to period does not represent cash generated by our operations that is available to fund our investing and financing activities.

–DGD’s adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD – We are a 50/50 joint venture partner in DGD and consolidate DGD’s financial statements; as a result, all of DGD’s net cash provided by operating activities (or operating cash flow) is included in our consolidated net cash provided by operating activities.

–DGD’s partners use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Nevertheless, DGD’s operating cash flow is effectively attributable to each partner and only 50 percent of DGD’s operating cash flow should be attributed to our net cash provided by operating activities. Therefore, we have adjusted our net cash provided by operating activities for the portion of DGD’s operating cash flow attributable to our joint venture partner’s ownership interest because
Table Page 21

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
we believe that it more accurately reflects the operating cash flow available to us to fund our investing and financing activities. The adjustment is calculated as follows (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
DGD operating cash flow data
Net cash provided by operating activities	$141	$88	$1,018	$315
Exclude: changes in current assets and current liabilities	4	(465)	343	(465)
Adjusted net cash provided by operating activities	137	553	675	780
Our partner’s ownership interest	50%	50%	50%	50%
DGD’s adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD	$69	$277	$338	$390

◦Capital investments attributable to Valero is defined as all capital expenditures, deferred turnaround and catalyst cost expenditures, and investments in unconsolidated joint ventures presented in our consolidated statements of cash flows, excluding the portion of DGD’s capital investments attributable to our joint venture partner and all of the capital expenditures of other VIEs.

DGD’s partners use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Because DGD’s operating cash flow is effectively attributable to each partner, only 50 percent of DGD’s capital investments should be attributed to our net share of total capital investments. We also exclude the capital expenditures of our other consolidated VIEs because we do not operate those VIEs. We believe capital investments attributable to Valero is an important measure because it more accurately reflects our capital investments.

(h)The refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(i)Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(j)Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput, per gallon of sales, and per gallon of production amounts are calculated by dividing the associated dollar amount by the throughput volumes, sales volumes, and production volumes for the period, as applicable.

Throughput volumes, sales volumes, and production volumes are calculated by multiplying throughput volumes per day, sales volumes per day, and production volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period. We use throughput volumes, sales volumes, and production volumes for the refining segment, renewable diesel segment, and ethanol segment, respectively, due to their general use by others who operate facilities similar to those included in our segments. We believe the use of such volumes results in per unit amounts that are most representative of the product margins generated and the operating costs incurred as a result of our operation of those facilities.
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